Exhibit 10.7

REVENUE PURCHASE AGREEMENT

This Revenue Purchase Agreement and Security Agreement and Guaranty of Performance together with appendices attached hereto (the “Revenue Purchase Agreement”, the “Agreement”) dated              11/04/2025         between NewCo Capital Group® VI LLC, (“Funder”), having an address at 333 W Commercial Street, Suite 324, East Rochester, NY 14445, the Merchant(s) listed below (“Merchant”) and the Individual(s) listed below (“Guarantor”)

MERCHANT INFORMATION

Merchant’s Legal name

BOURQUE HEATING & COOLING CO., INC.                                                                                                                                                 and entities listed in Appendix B

Type of Entity (Corp / LLC / Sole Prop / Other): CORP             State of Incorporation / Organization MASSACHUSETTS

DBA	BOURQUE HEATING & COOLING

Physical Address	1199 PITCHERS WAY

City	HYANNIS	State	MASSACHUSETTS	Zip	02601

Guarantor(s) Name	BHASKAR CHANDRA PANIGRAHI	Business Phone	508-790-2887

Cell Phone Number	508-479-8450	Email Address	BHASKAR@CONNECTM.COM

Mailing Address	1199 PITCHERS WAY

City	HYANNIS	State	MASSACHUSETTS	Zip	02601

Purchase Price	Remittance Percentage	Purchased Amount	Payment Frequency	Remittance	Merchant’s Average Monthly Revenue
$150,000.00	9%	$201,000.00	WEEKLY	$5,025.00	$240,000.00

THIS AGREEMENT INCLUDES AN ARBITRATION AGREEMENT AND CLASS ACTION WAIVER. PLEASE READ IT CAREFULLY.

In consideration of payment by Funder to Merchant of the Purchase Price set forth above, Merchant hereby sells, assigns and transfers to Funder (making Funder the absolute owner) all of the payments, receipts, settlements and funds paid to or received by or for the account of Merchant from time to time on and after the date hereof in payment or settlement of Merchant’s existing and future accounts, payment intangibles, credit, debit and/or stored value card transactions, contract rights and other entitlements arising from or relating to the payment of monies from Merchant’s customers’ and/or other payors or obligors (the “Future Receipts” or “Receipts” are defined as all payments made by cash, check, clearinghouse settlement, electronic transfer or other form of monetary payment), for the payments to Merchant as a result of Merchant’s sale of goods and/ or services (the “Transactions”) until the Purchased Amount has been delivered by or on behalf of Merchant to Funder.

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Merchant is selling a future revenue stream to Funder at a discount, and is not borrowing money from Funder, therefore there is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Funder. The Remittance is a good faith estimate of periodic payments to be made to Funder based on the Remittance Percentage and the financial and Average Monthly Revenue information provided by Merchant, which financial information, Average Monthly Revenue and the Remittance estimate Merchant hereby confirms to be correct and accurate. Merchant going bankrupt or going out of business, or experiencing a slowdown in business, or a delay in collecting its receivables, in and of itself, does not constitute a breach of this Agreement. Funder is entering this Agreement knowing the risks that Merchant’s business may not perform as expected or fail, and Funder assumes these risks based on Merchant’s representations, warranties and covenants in this Agreement, which are designed to give Funder a reasonable and fair opportunity to receive the benefit of its bargain. Funder acknowledges that it may never receive the Purchased Amount in the event that the Merchant does not generate sufficient revenue. Merchant and Guarantor(s)(s) are only guaranteeing their performance of the terms of this Revenue Purchase Agreement, and are not guaranteeing the payment of the Purchased Amount. The initial Remittance shall be as described above. The Remittance is subject to adjustment as set forth in Section 1.3 and Section 1.4.

Funder will debit the Remittance on the Payment Frequency as set forth in this Agreement from only one depositing bank account, which account must be acceptable to, and pre-approved by, Funder (the “Account”) into which Merchant and Merchant’s customers shall remit the Receipts from each Transaction, until such time as Funder receives payment in full of the Purchased Amount. Merchant hereby authorizes Funder to ACH debit the agreed Remittance from the Account on the agreed upon Payment Frequency; a daily basis means any day that is not a United States banking holiday, provided that Funder may collect twice the Remittance amount on the date following such banking holiday; a weekly basis means on the first day of the week that is not a United States banking holiday unless parties agree in writing on the other day of the week; Funder may alter the Payment Frequency from weekly to daily upon Event of Default or missed Remittance. The first Remittance amount on the weekly basis may be prorated based on the number of days between the Purchase Price payment date and the payment date of the first Remittance on the weekly basis. Merchant agrees not to make or cause debits to the Account (other than in favor of Funder) at any time that would cause the balance therein on any business day to be insufficient to fund payment in full of the agreed Remittance. The Account may not be used for any personal, family or household purposes. Merchant will provide Funder with all required access codes and monthly bank statements regarding the Account so that Funder may monitor the Account. The terms herein do not create a binding agreement and only Funder’s payment of the Purchase Price shall be deemed the acceptance and performance by Funder of this Agreement. Any subsequent draft agreement sent by Funder prior to payment of the Purchase Price supersedes, replaces, cancels and withdraws this Agreement. Merchant understands that it is responsible for ensuring that the agreed Remittance to be debited by Funder remains in the Account and will be held responsible for any fees incurred by Funder resulting from a rejected ACH attempt or an Event of Default. Funder is not responsible for any overdrafts or rejected transactions that may result from Funder’s ACH debiting the agreed Remittance under the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement or any other agreement between Funder and Merchant, upon the occurrence of an Event of Default under this Agreement, the Remittance Percentage shall equal 100%. A list of all fees applicable under this Agreement is contained in Appendix A.

THE SECURITY AGREEMENT AND GUARANTY OF PERFORMANCE ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS REVENUE PURCHASE AGREEMENT.

FOR THE MERCHANT (#1) By:	FOR THE MERCHANT (#2) By:

BHASKAR CHANDRA PANIGRAHI
Print Name and Title	Print Name and Title

/s/ BHASKAR CHANDRA PANIGRAHI
Signature	Signature

BY GUARANTOR(S) (#1) By:	BY GUARANTOR(S) (#2) By:

BHASKAR CHANDRA PANIGRAHI
Print Name and Title	Print Name and Title

/s/ BHASKAR CHANDRA PANIGRAHI
Signature	Signature

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TERMS AND CONDITIONS

1         TERMS OF ENROLLMENT IN PROGRAM

1.1 Merchant Deposit Agreement and Processor. Merchant shall (a) execute an agreement acceptable to Funder with a bank acceptable to Funder to obtain electronic fund transfer services for the Account, and (b) if applicable, execute an agreement acceptable to Funder with a credit and debit card processor (the “Processor”) instructing the Processor to deposit all Receipts into the Account. Merchant shall provide Funder and/or its authorized agent(s) with all of the information, authorizations and passwords necessary for verifying Merchant’s receivables, receipts, deposits and withdrawals into and from the Account. Merchant hereby authorizes Funder and/or its agent(s) to withdraw from the Account via ACH debit the amounts owed to Funder for the receipts as specified herein and to pay such amounts to Funder. These authorizations apply not only to the approved Account but also to any subsequent or alternate account used by the Merchant for these deposits, whether pre-approved by Funder or not. This additional authorization is not a waiver of Funder’s entitlement to declare this Agreement breached by Merchant as a result of its usage of an account which Funder did not first pre-approve in writing prior to Merchant’s usage thereof. The aforementioned authorizations shall be irrevocable without the written consent of Funder. Merchant acknowledges that it is entering into this Agreement in the ordinary course of its business and that the remittances to be made under this Agreement are being made in the ordinary course of Merchant’s business.

1.2 Term of Agreement. This Agreement shall remain in full force and effect until the entire Purchased Amount and any other amounts due are received by Funder as the terms of this Agreement. The provisions of Sections 1.1, 1.2, 1.5, 1.7, 1.8, 1.10, 1.12, 1.13, 1.14, 1.17, 2.3, 2.9, 2.10, 2.11, 2.12, 3.1, 3.2, 3.3, 3.4, 3.5, 4.3, 4.4, 4.5, 4.6, 4.10, and 4.11 shall survive any termination of this Agreement.

1.3 Reconciliation. As long as an Event of Default or breach of this Agreement has not occurred, Merchant, at any time, may request a retroactive reconciliation of the total Remittance amount. All requests hereunder must be in writing to Reconciliations@NewCoCapitalGroup.com. Said request must include copies of all of Merchant’s bank account statements, credit card processing statements, and accounts receivable reports outstanding if applicable, from the date of this Agreement through and including the date the request is made. If you have questions or comments about your financing, you may contact us by e-mail at Questions@NewCoCapitalGroup.com. Funder retains the right to reasonably request additional documentation including bank login or access to view all Merchant’s accounts using third party software, to correctly and accurately perform the reconciliation, and Merchant’s refusal to provide access shall negate Funder’s obligation to perform a reconciliation until the Merchant provides the appropriate documents and access for Funder to perform a reconciliation. Such reconciliation, if applicable, shall be performed by Funder within five (5) business days following its receipt of Merchant’s request for reconciliation and supporting documentation and access by either crediting or debiting the difference back to, or from, Merchant’s bank Account so that the total amount debited by Funder shall equal the Remittance Percentage of the Receipts that Merchant collected during the contract term.

1.4 Adjustments to the Remittance. As long as an Event of Default, or breach of this Agreement, has not occurred, Merchant may give notice to Funder to request a decrease in the Remittance should Merchant experience a decrease in its Future Receipts. All requests hereunder must be in writing to Reconciliations@NewCoCapitalGroup.com and must include copies of all of Merchant’s bank account statements, credit card processing statements, and accounts receivable reports outstanding from the date of this Agreement through and including the date the request is made. Funder retains the right to reasonably request additional documentation including bank login or 3rd party software access to view all Merchant’s accounts, refusal to provide such documentation or access shall negate Funder’s obligation to adjust the Remittance until the Merchant provides the appropriate documentation and access. The Remittance shall be modified to more closely reflect the Merchant’s actual Receipts by multiplying the Merchant’s actual Receipts by the Remittance Percentage divided by the number of business days in the previous two (2) calendar weeks. Merchant shall provide Funder with viewing access to their bank account as well as all information reasonably requested by Funder to properly calculate the Merchant’s Remittance. At the end of the two (2) calendar weeks the Merchant may request another adjustment pursuant to this Section or it is agreed that the Merchant’s Remittance shall return to the Remittance as agreed upon on Page 1 of this Agreement.

1.5 Financial Condition. Merchant and Guarantor(s)(s) (as hereinafter defined and limited) authorize Funder and its agents to investigate their financial responsibility and history, and will provide to Funder any authorizations, bank or financial statements, tax returns, etc., as Funder requests in its sole and absolute discretion prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed as acceptable as an authorization for release of financial and credit information. Funder is authorized to update such information and financial and credit profiles from time to time as it deems appropriate. Merchant shall provide bank login information, or 3rd party software access, to view Merchant’s Account in connection with this Agreement. If Merchant changes the Account’s login information, Merchant must provide Funder with the updated login information in writing within 48 hours of such change. Merchant understands and agrees that Funder’s access to the Account is expressly limited to monitoring for defaults under the Agreement. Upon Funder’s request, Merchant shall within 48 hours provide login information to its bookkeeping software and/or provide weekly accounts receivable aging reports.

1.6 Transactional History. Merchant authorizes all of its banks, brokers and processors to provide Funder with Merchant’s banking, brokerage and/or processing history to determine qualification or continuation in this program and for collections purposes. Merchant shall provide Funder with copies of any documents related to Merchant’s card processing activity or financial and banking affairs within five (5) calendar days after a request from Funder.

1.7 Indemnification. Merchant and Guarantor(s)(s) hereby jointly and severally indemnify and hold harmless Funder and each Processor, their respective officers, directors, agents and representatives, contractors, affiliates, and shareholders (“Indemnitees”) against all losses, damages, costs, claims, liabilities and expenses (including reasonable attorney’s fees) incurred by any such Indemnitee as a direct or indirect result of (a) claims asserted by Funder for monies owed to Funder from Merchant and (b) actions taken by any Indemnitee in reliance upon any fraudulent, misleading or deceptive information or instructions provided by Merchant or any Guarantor(s).

1.8 No Liability. In no event will Funder be liable for any claims asserted by Merchant or Guarantor(s)s under any legal or equitable theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by both, Merchant and Guarantor(s)(s). In the event these claims are nonetheless raised, Merchant and each Guarantor(s)s will be jointly liable for all of Funder’s attorney’s fees and expenses resulting therefrom.

1.9 Reliance on Terms. Section 1.1, 1.6, 1.7, 1.8 and 2.5 of this Agreement are agreed to for the benefit of Merchant, Funder, Processor, and Merchant’s bank and notwithstanding the fact that Processor and the bank are not a party of this Agreement, Processor and the bank may rely upon their terms and raise them as a defense in any action.

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1.10 Sale of Receipts. Merchant and Funder agree that the Purchase Price under this Agreement is in exchange for the Purchased Amount, and that such Purchase Price is not intended to be, nor shall it be construed as a loan from Funder to Merchant. Merchant agrees that the Purchase Price is in exchange for the sale the Receipts pursuant to this Agreement, and that it equals the fair market value of such Receipts. Funder has purchased and shall own all the Receipts described in this Agreement up to the full Purchased Amount as the Receipts are created. Merchant acknowledges and agrees that Receipts collected by Merchant are being held by Merchant in trust for the benefit of Funder for purposes of carrying out the terms of this Agreement and are the sole property of Funder until they are remitted to Funder. Merchant shall not use Funder’s share of Receipts apportioned to Remittance and shall reflect Funder’s ownership of Receipts on its books and records. Payments made to Funder in respect to the full Purchased Amount shall be conditioned upon Merchant’s sale of products and services, and the payment therefor by Merchant’s customers. By this Agreement, Merchant transfers to Funder full and complete ownership of the Purchased Amount and Merchant retains no legal or equitable interest therein. Funder hereby appoints Merchant, and Merchant accepts appointment, as servicer for and on behalf of Funder for the purpose of collecting and delivering Receipts to Funder as required by this Agreement until Funder has received the Purchased Amount. Merchant agrees that it will treat the amounts it receives and the purchased Receipts delivered to Funder under this Agreement in a manner consistent with a sale in its accounting records and tax returns. Merchant agrees that Funder is entitled to audit Merchant’s accounting records upon reasonable notice in order to verify compliance. Merchant waives any rights of privacy, confidentiality or taxpayer privilege in any litigation or arbitration in which Merchant asserts that this transaction is anything other than a sale of future receipts. In no event shall the aggregate of all amounts paid or payable to Funder hereunder, or any portion thereof be deemed as interest hereunder, and in the event it is found to be interest despite the parties hereto specifically representing that it is NOT interest, it shall be found that no sum charged or collected hereunder shall exceed the highest rate permissible at law. In the event that a court nonetheless determines that Funder has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Funder shall promptly refund to Merchant any interest received by Funder in excess of the maximum lawful rate, it being intended that Merchant not pay or contract to pay, and that Funder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Merchant under applicable law. In connection with the foregoing, Merchant knowingly and willingly waives the defense of usury in any action or proceeding should this transaction be deemed that of a loan and not a purchase of receivables.

1.11 Power of Attorney. Merchant irrevocably appoints Funder and its agents and representatives, as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle and ensure payment of all obligations due to Funder from Processor or Merchant, regardless of whether the obligation is current or due to a violation by Merchant of Section 1 or the occurrence of an Event of Default under Section 3 hereof, including without limitation: (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Secured Assets; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Merchant’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to Funder; (v) to contact Merchant’s banks and financial institutions using Merchant and Guarantor(s)’ personal information to verify the existence of an account and obtain account balances; and (vi) to file any claims or take any action or institute any proceeding which Funder may deem necessary for the collection of any of the unpaid Purchased Amount from the Secured Assets, or otherwise to enforce its rights with respect to payment of the Purchased Amount including but not limited to, notifying and instructing account debtors of Merchant and any of Merchant’s Processors to remit payment of accounts and other collateral owed to Merchant directly to Funder. In connection therewith, all costs, expenses and fees, including legal fees, shall be payable by Merchant.

1.12 Protection of Information. Merchant and each person signing this Agreement on behalf of Merchant and/or as Owner or Guarantor(s), in respect of himself or herself personally, authorizes Funder to disclose information concerning Merchant’s, each Owner’s, and each Guarantor(s)’s credit standing (including credit bureau reports that Funder obtains) and business conduct only to agents, affiliates, subsidiaries, and credit reporting bureaus. Merchant, each Owner, and each Guarantor(s) hereby waive to the maximum extent permitted by law any claim for damages against Funder or any of its affiliates relating to any (i) investigation undertaken by or on behalf of Funder as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement.

1.13 Confidentiality. Merchant understands and agrees that the terms and conditions of the products and services offered by Funder, including this Agreement and any other Funder documents (collectively, “Confidential Information”) are proprietary and confidential information of Funder. Accordingly, unless disclosure is required by law or court order, Merchant shall not disclose Confidential Information of Funder to any person other than an attorney, accountant, financial advisor or employee of Merchant who needs to know such information for the purpose of advising Merchant (“Advisor”), provided such Advisor uses such information solely for the purpose of advising Merchant and first agrees in writing to be bound by the terms of this section. A breach hereof entitles Funder to not only damages and reasonable attorney’s fees but also to both a Temporary Restraining Order and a Preliminary Injunction without bond or security.

1.14 Publicity. Merchant and each of Merchant’s Owners and all Guarantor(s) hereby authorize Funder to use its name in listings of clients and in advertising and marketing materials.

1.15 D/B/A’s. Merchant hereby acknowledges and agrees that Funder may be using “doing business as” or “d/b/a” names in connection with various matters relating to the transaction between Funder and Merchant, including the filing of UCC-1 financing statements and other notices or filings.

1.16 Authority to Contact. Merchant and Owner/Guarantor(s) explicitly agree to be contacted by Funder and its agents and affiliates by telephone, email and/or SMS / text messaging provided in connection with this Agreement and agree to cover all usual third- party costs or charges that may be associated with such contacts. Merchant and Owner/Guarantor(s) understand that they are not required to agree to this Section as a condition of entering into this Agreement.

1.17 Authority to Service Accounts. In the event Merchant is unable or unwilling to collect all or some of the Receipts, Funder shall have the right, without waiving any of its other rights and remedies under this Agreement, to notify the Processor, any other credit card or payment processor used by Merchant, or any third party having monies owed to Merchant for its sale or delivery of goods or services (including without limitation Merchant’s customers), of the sale of the Receipts under this Agreement, and to direct such credit card, payment processor or other third party to make payment to Funder of all or any portion of the amounts received by such credit card, payment processor or third party on behalf of Merchant. If no Event of Default has occurred, Funder shall remit back to Merchant the excess above the Remittance Percentage of the Receipts that it collected pursuant to this paragraph within 2 business days of payment and shall provide a reconciliation in accordance with Section 1.3.

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2         REPRESENTATIONS, WARRANTIES AND COVENANTS

Merchant and each Guarantor represent, warrant and covenant that, as of this date and during the term of this Agreement:

2.1 Financial Condition and Financial Information.

Merchant’s and Guarantor(s)s’ bank and financial statements, copies of which have been furnished to Funder, and future statements which will be furnished hereafter at the discretion of Funder, and any other materials and information and statements made in connection with this Agreement are complete and truthful and fairly represent the financial condition of Merchant at such dates, and since those dates there has been no new financing obtained by Merchant or material adverse changes, financial or otherwise, in such condition, operation or ownership of Merchant. In particular, Merchant represents (i) that it has not obtained any financing from any third party, including but not limited to loans, merchant cash advances, receivables financing, or any other agreement, after the date indicated on the latest financial statement that Merchant submitted to Funder in support of the Merchant’s initial application for funding and (ii) that Merchant has no debt obligations that are not reflected on the financial documents provided by Merchant to Funder. Merchant and Guarantor(s)s have a continuing, affirmative obligation to advise Funder of any material adverse change in their financial condition, operation or ownership. Funder may request bank or financial statements at any time during the performance of this Agreement and the Merchant and Guarantor(s)s shall provide them to Funder within five (5) business days after request from Funder. Merchant’s or Guarantor(s)s’ failure to do so is a material breach of this Agreement.

2.2 Governmental Approvals. Merchant is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter.

2.3 Authorization. Merchant, and the person(s) signing this Agreement on behalf of Merchant, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

2.4 Use of Funds. Merchant agrees that it shall use the Purchase Price for business purposes and not for personal, family, or household purposes.

2.5 Electronic Check Processing Agreement. Merchant will not change its Processor, add terminals, change its financial institution or bank account(s) or take any other action that could have any adverse effect upon Merchant’s obligations under this Agreement, without Funder’s prior written consent. Any such changes shall be a material breach of this Agreement.

2.6 Change of Name or Location. Merchant will not conduct Merchant’s businesses under any name other than as disclosed to the Processor and Funder, nor shall Merchant change any of its places of business without prior written notification to Funder.

2.7 Daily Batch Out. Merchant will batch out receipts with the Processor on a daily basis if applicable.

2.8 Estoppel Certificate. Merchant will at every and all times, and from time to time, upon at least one (1) day’s prior notice from Funder to Merchant, execute, acknowledge and deliver to Funder and/or to any other person, firm or corporation specified by Funder, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Purchased Amount or any portion thereof has been paid to Funder.

2.9 No Bankruptcy. As of the date of this Agreement, Merchant is not insolvent and does not contemplate filing for bankruptcy in the next six(6) months and has not consulted with a bankruptcy attorney or filed any petition for bankruptcy protection pursuant to the United States Bankruptcy Code and there has been no involuntary petition brought or pending against Merchant. Merchant further represents and warrants that it does not anticipate filing any such bankruptcy petition nor does Merchant anticipate that an involuntary petition will be filed against Merchant. Notwithstanding the foregoing, the Merchant’s filing for bankruptcy shall not constitute an event of default under this Agreement. In the event Merchant or Guarantor files for bankruptcy, it shall notify Funder in writing within twenty-four (24) hours.

2.10 Unencumbered Receipts. Merchant has good, complete, unencumbered and marketable title to all Receipts and all Secured Assets in which Funder has been granted a security interest under the Security Agreement, free and clear of any and all liabilities, liens, claims, charges, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever other than in favor of Funder or any other rights or interests that may be inconsistent with the transactions contemplated by this Agreement, or adverse to the interests of Funder except as disclosed by Merchant in writing and approved by Funder prior to entering into this Agreement.

2.11 Business Purpose. Merchant is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes.

2.12 Defaults under Other Contracts. Merchant’s execution of, and/or performance under this Agreement, will not cause or create an event of default by Merchant under any contract with another person or entity.

2.13 Good Faith. Merchant and Guarantor(s)s hereby affirms that Merchant is receiving the Purchase Price and selling Funder the Purchased Amount in good faith and will use the Purchase Price funds to maintain and grow Merchant’s business.

3         EVENTS OF DEFAULT AND REMEDIES

3.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (a) Merchant or Guarantor(s) shall violate any term or covenant in this Agreement; (b) Any representation or warranty by Merchant or Guarantor(s) in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made; (c) the sending of notice of termination by Merchant or verbally notifying Funder of its intent to breach this Agreement; (d) the Merchant fails to request a reconciliation or adjustments to the Remittance pursuant to Sections 1.3 & 1.4 (as appropriate) within 1 business day of a Merchant’s Remittance returned of insufficient funds in the Account such that the ACH of the Remittance amount was not be honored by Merchant’s bank; (e) Merchant fails to provide its bank statements, and/or month to date bank activity, accounts receivable reports, and/or bank login information within two (2) business days of a request by Funder, or the Merchant changes its bank login information (which was previously-provided to Funder) without providing Funder with the updated login information in writing within 48 hours of such update; (f) Merchant shall voluntarily transfer or sell all or substantially all of its assets; (g) Merchant shall make or send notice of any intended bulk sale or transfer by Merchant; (h) Merchant shall use multiple depository accounts without the prior written consent of Funder or takes any other action that intentionally interferes with or prevents Funder from receiving the Purchased Amount in accordance with the terms of this Agreement; (i) Merchant shall enter into any financing agreements with any other party including but not limited to loans, merchant cash advances, receivables financing, or any other agreement that will increase the total debt owed by Merchant to any other party at any time following the date indicated on the latest financial statement submitted by Merchant to Funder in support of Merchant’s initial application for funding and continuing throughout the term of this Agreement; (j) Merchant shall change its depositing account without the prior written consent of Funder; (k) Merchant shall close its depositing account used for ACH debits without the prior written consent of Funder; (l) Merchant’s bank returns a code other than NSF preventing Funder’s receipt of Remittance; (m) Merchant, any of its Owners, or Guarantor(s), directly or indirectly, causes to be formed a new entity or otherwise becomes associated with any new or existing entity, which operates a business similar to or competitive with that of Merchant;  (n) Merchant shall default under any of the terms, covenants and conditions of  any  other agreement with Funder; or (o) Merchant shall cancel or revoke any debit authorization it had provided to Funder, whether in this Agreement or in another agreement, form or authorization, unless Merchant shall have provided Funder with another debit authorization pursuant to a written agreement that is satisfactory to Funder in its sole discretion.

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Merchant’s default upon the Agreement frustrates Funder’s ability to fund other commercial financings and engage in additional business. Merchant’s default on the Agreement would require Funder to maintain additional staff and increased payroll to address and carry out internal procedures solely related to a default including but not limited to maintaining staff to support additional communications with Merchant and Guarantor(s) in relation to default, evaluating Merchant’s financial statements and debt obligations, preparing Merchant’s file, negotiating and drafting security release and subordination agreements, and providing Merchant with updated balance statements. Merchant and Guarantor(s) agree that the fee for Rejected ACH/Blocked ACH or Default fee is reasonable and bears a reasonable proportion to the probable loss that Funder may incur, as the actual loss may not be capable of estimation.

3.2 Limited Performance Guaranty. Guarantor(s) shall provide a limited guaranty of performance in connection with this Agreement (“Guaranty"). The Guaranty shall only guaranty the Merchant’s performance of the covenants, representations and conditions of this Agreement and shall not guarantee the Remittance payment except upon the occurrence of an Event of Default. Upon the occurrence of an Event of Default, Funder may enforce its rights against the Guarantor(s) of this transaction. Each Guarantor(s) will be jointly and severally liable to Funder for all of Funder’s losses and damages, in addition to all costs and expenses and legal fees associated with such enforcement. For the avoidance of doubt, Guarantor(s) shall not be liable in the event that Merchant is not liable under this Agreement.

3.3 Remedies. Upon the occurrence of an Event of Default that is not waived pursuant to Section 4.4. hereof, Funder may proceed to protect and enforce its rights or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Merchant’s obligations hereunder (including the Guaranty) or any other legal or equitable right or remedy, including but not limited to (i) accelerating the full uncollected Purchased Amount, (ii) filing the Confession of Judgment and executing thereon, and (iii) enforcing the Security Agreement contained herein and any and all rights and remedies of a secured party under Uniform Commercial Code Article 9, and sending demand letters to account debtors and credit card processors. All rights, powers and remedies of Funder in connection with this Agreement may be exercised at any time by Funder after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Upon an Event of Default under Section 3.1(i), Funder shall be permitted to immediately and for the duration of this Agreement collect twice or three times the Remittance amount, in accordance with Funder’s determination, in its sole discretion, of the increased risk caused to Funder as a result of such Event of Default.

3.4 Collection Fees. Upon the occurrence of an Event of Default and/or Funder’s retention of legal counsel to enforce this Agreement, Merchant and Guarantor(s) agree that a fee of the greater of (i) 30% of the Remaining Balance (Purchased Amount less amount remitted by Merchant) (“Collection Fees”) or (ii) Funder’s actual attorney’s fees incurred shall be immediately assessed and paid by Merchant to Funder. Merchant and Guarantor(s) agree that the calculation for Collection Fees and/or any attorney’s fees are reasonable.

3.5 Costs. Merchant shall pay to Funder all reasonable costs associated with (i) an Event of Default, (ii) breach by Merchant of the covenants in this Agreement and the enforcement thereof, and (iii) the enforcement of Funder‘s remedies set forth in this Agreement, including but not limited to court costs, Collection Fees and attorneys’ fees.

3.6 Required Notifications. Merchant is required to give Funder written notice within 24 hours of any filing under Title 11 of the United States Code. Merchant is required to give Funder seven (7) days’ written notice prior to the closing of any sale of all or substantially all of the Merchant’s assets or stock. Failure to comply with either of these required notifications shall be deemed an Event of Default.

4         MISCELLANEOUS

4.1 Modifications; Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Funder.

4.2 Assignment. Funder may assign, transfer or sell its rights hereunder or delegate its duties hereunder, either in whole or in part.

4.3 Notices. All notices, requests, consents, demands and other communications hereunder directed to Funder shall be delivered by email or certified mail, return receipt requested, to the respective address in this Agreement. All notices, requests, consents, demands and other communications hereunder directed to Merchant or Guarantor shall be delivered by first class mail and/or email to the respective addresses in this Agreement. Communications to Funder shall become effective only upon receipt by Funder. Communications to Merchant or Guarantor shall become effective three days after mailing.

4.4 Waiver of Remedies. No failure on the part of Funder to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

Initial	/s/ BCP

4.5 Binding Effect; Governing Law, Venue and Jurisdiction. This Agreement (including Security Agreement and Guaranty, Guaranty of Performance, and any and all addenda, attachments, exhibits, and other documents relating to this Agreement in any way) shall be binding upon and inure to the benefit of Merchant, Guarantor(s), and Funder and their respective heirs, administrators, executors, successors and assigns, except that Merchant and Guarantor(s) shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of Funder which consent may be withheld in Funder’s sole discretion. Funder reserves the right to assign this Agreement with or without prior written notice to Merchant or any Guarantor. This Agreement, Security Agreement, Guaranty of Performance, and any and all addenda, attachments, exhibits, and other documents relating to this Agreement in any way, shall be governed by and construed in accordance with the laws of the state of New York, without regards to any applicable principles of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall be instituted exclusively in the Supreme Court of the State of New York (the “Acceptable Forums”) and not in the federal courts located within the State of New York. The Merchant, and Guarantor(s) specifically waive their right to remove any state court action commenced by Funder and further consent to the Remand of any matter pending between any of the Parties to this Agreement to State Court. All Parties to this Agreement, hereby acknowledge and agree that the Acceptable Forums are convenient for the resolution of any disputes, submit to their jurisdiction and waive any and all rights to object to jurisdiction or venue in same. Merchant and Guarantor agree that any claim that is not asserted against Funder within one year of its accrual will be time barred. Merchant and Guarantor(s) hereby waive all formal service of process including but not limited to personal service and agree that the mailing of any Summons and Complaint in any proceeding commenced by Funder by first class mail to the mailing address listed on this Agreement (and that services shall be deemed effectuated on the date of such mailing), or via email to the email address listed in this Agreement (and that services shall be deemed effectuated on the date of such email), or any other process which may be required or permitted by any such court will constitute valid and lawful service of process against them without the necessity for service by any other means provided by statute or rule of court, but without invalidating service performed in accordance with such other provisions.

4.6 Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

4.7 Interpretation. All Parties hereto have reviewed this Agreement with an attorney of their choice and have relied only upon their own attorneys’ guidance and advice. This Agreement shall not be construed as against the preparing party.

4.8 Severability. In case any of the provisions of this Agreement are found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. Any provision hereof prohibited by law shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions hereof.

4.9 Entire Agreement. This Agreement, including but not limited to the Security Agreement and the Guaranty embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof.

4.10 JURY TRIAL WAIVER. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ENFORCEMENT THEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH PARTY MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

4.11 CLASS ACTION WAIVER. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AS AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE

CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

4.12 ARBITRATION AGREEMENT. If Funder, Merchant, or any Guarantor requests, the other party(ies) agrees to arbitrate, through binding individual arbitration, any and all claims and disputes relating in any way to this Agreement or the parties’ dealings with one another (“Claims”) unless prohibited by Federal law. Claims concerning the validity, scope or enforceability of this Arbitration Agreement are expressly exempted from this Agreement. This Arbitration Agreement involves interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16 (“FAA”), and not by state law. In any claim or dispute to be resolved by arbitration, Merchant, Guarantor(s), and Funder will not be able to have a court or jury trial or participate in a class action or class arbitration. Other rights that Merchant, Guarantor(s), or Funder would have if the dispute went to court will not be available or will be more limited in arbitration, including the right to appeal. Merchant, Guarantor(s), and Funder understand and agree that, if arbitration is requested, through individual arbitration, THE PARTIES ARE EACH WAIVING THE RIGHT TO A COURT OR JURY TRIAL. ALL DISPUTES SHALL BE ARBITRATED ON AN INDIVIDUAL BASIS, AND NOT AS A CLASS ACTION, REPRESENTATIVE ACTION, CLASS ARBITRATION OR ANY SIMILAR PROCEEDING. The arbitrator(s) may not consolidate the claims of multiple parties without the parties’ express written consent. Arbitrations shall be administered, as determined by the party commencing the arbitration, either by American Arbitration Association, New Era ADR or Resolute Dispute Resolution Nationwide pursuant to their applicable arbitration rules in effect at the time the arbitration is initiated. Information about arbitration, arbitration procedures and fees may be obtained by visiting www.adr.org., https://www.neweraadr.com/, or https://resolutesystems.com/. The parties hereby agree to any portion of the fee allocated to them by the arbitrating body promptly and further agree that if any one party is required to pay any portion of the other party’s arbitration fee for any reason, that amount shall be recoverable by the party who paid it and in any resulting arbitration award. The arbitrator’s decision shall be final and binding. The parties agree that this Arbitration Agreement extends to any other parties involved in any Claims including but not limited to successors and assigns, servicers, agents, and backup services. Merchant, Guarantor(s), and Funder each may exercise any lawful rights to seek provisional remedies or self-help, without waiving the right to arbitrate by doing so. The parties may confirm the arbitration award in either the courts of the State of New York or in the courts of the State where Merchant or Guarantor(s) is located. The prevailing party in Arbitration will be entitled to recover any costs associated with confirming the award.

Notwithstanding any other provision of this Agreement, if the foregoing class action waiver and prohibition against class arbitration is determined to be invalid or unenforceable, then this entire Arbitration Agreement shall be void. If a claim is brought seeking public injunctive relief and a court determines that the restrictions in the Arbitration Agreement prohibiting the arbitrator from awarding relief on behalf of third parties are unenforceable with respect to such claim (and that determination becomes final after all appeals have been exhausted), the claim for public injunctive relief will be determined in court and any individual claims will be arbitrated. In such a case, the court shall stay the claim for public injunctive relief until the arbitration pertaining to individual relief has been entered in court. In no event will a claim for public injunctive relief be arbitrated. If any other portion of this Arbitration Agreement is deemed invalid or unenforceable, it shall not invalidate the remaining portions of this Arbitration Agreement. This Arbitration Agreement will survive the termination of this Agreement, Merchant’s and Guarantor(s) fulfillment or default of their respective obligations under this Agreement, and/or bankruptcy or insolvency of any party to this Agreement (to the extent permitted by applicable law).

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MERCHANT AND GUARANTOR(S) HAVE THE RIGHT TO REJECT THIS ARBITRATION AGREEMENT, BUT THIS RIGHT MUST BE EXERCISED PROMPTLY. If Merchant or any Guarantor do not wish to be bound by this Arbitration Agreement, Merchant or Guarantor must notify Funder in writing within thirty (30) days after the date Merchant or Guarantor sign this Agreement. The Merchant or Guarantor rejecting this Arbitration Agreement must send a request by sending an e-mail to Questions@NewCoCapitalGroup.com. The request must include the rejecting party’s full name, address, date of this Agreement, and the statement “I reject the Arbitration Agreement.” If either Merchant or any of Guarantor(s) exercise the right to reject arbitration, the other terms of this Agreement shall remain in full force and effect as if the rejecting party had not rejected arbitration.

4.13 Facsimile and Digital Signatures. Facsimile signatures and digital signatures hereon shall be deemed acceptable for all purposes.

4.14 Independent Sales Organizations. Merchant and Guarantor(s) acknowledge that it may have been introduced to Funder by or received assistance in entering into this Agreement or Security Agreement and Guarantee of Performance from an independent sales organization or broker (“ISO”). Merchant and Guarantor(s) agree that any ISO is separate from and is not an agent or representative of Funder. Merchant and Guarantor(s) exculpate from liability and agree to hold harmless and indemnify Funder and its officers, directors, members, employees, and agents from and against all losses, damages, claims, liabilities, and expenses (including reasonable attorney and expert fees) incurred by Merchant or Guarantor(s) resulting from any act or omission by any ISO. Merchant and Guarantor(s) acknowledge that any fee that they paid to any ISO for its services is separate and apart from any payment under this Agreement. Each Merchant and each Guarantor acknowledge that Funder does not in any way require the use of an ISO and that any fees charged by any ISO are not required as a condition or incident to this Agreement.

5 SECURITY AGREEMENT AND GUARANTY OF PERFORMANCE

THE TERMS, DEFINITIONS, CONDITIONS AND INFORMATION SET FORTH IN THE REVENUE PURCHASE AGREEMENT ARE HEREBY INCORPORATED IN AND MADE A PART OF THIS SECURITY AGREEMENT AND GUARANTY OF PERFORMANCE. CAPITALIZED TERMS NOT DEFINED IN THIS SECURITY AGREEMENT AND GUARANTY, SHALL HAVE THE MEANING SET FORTH IN THE REVENUE PURCHASE AGREEMENT.

Merchant’s Legal Name

BOURQUE HEATING & COOLING CO., INC.

D/B/A:

BOURQUE HEATING & COOLING

Physical Address	1199 PITCHERS WAY

City	HYANNIS	State	MASSACHUSETTS

Zip	02601	Federal ID	04-3446912

SECURITY AGREEMENT

Security Interest. This Agreement will constitute a security agreement under the Uniform Commercial Code. To secure Merchant’s obligations under the Revenue Purchase Agreement to make available or deliver Purchased Amount to Funder and Funder’s right to realize the Purchased Amount, as and to the extent required by the terms of the Revenue Purchase Agreement, and performance of and compliance by Merchant with its other undertakings and agreements here in, Merchant and Guarantor(s) grant to Funder a continuing security interest in and lien upon: (a) all accounts, chattel paper, documents, equipment, general intangibles, instruments, and inventory, as those terms are each defined in Article 9 of the Uniform Commercial Code (the “UCC”), now or hereafter owned or acquired by Merchant and/or Guarantor(s)(s), (b) all proceeds, as that term is defined in Article 9 of the UCC (c) all funds at any time in the Merchant’s and/or Guarantor(s) (s) Account, regardless of the source of such funds, (d) present and future Electronic Check Transactions, and (e) any amount which may be due to Funder under this Agreement, including but not limited to all rights to receive any payments or credits under this Agreement (collectively, the “Secured Assets”).

Merchant and Guarantor agree to provide other security to Funder upon request to secure Merchant’s obligations under this Agreement. Merchant and Guarantor agree that, if at any time there are insufficient funds in Merchant’s Account to cover Funder’s entitlements under this Agreement, Funder is granted a further security interest in all of Merchant’s and Guarantor’s assets of any kind whatsoever to the fullest extent permitted by law, and such assets shall then become Secured Assets. These security interests and liens will secure all of Funder’s entitlements under this Agreement and any other agreements now existing or later entered into between

Merchant, Funder or an affiliate of Funder. In the event Merchant or any of its Guarantor(s) forms or causes to be formed a new entity or otherwise becomes associated with any new or existing entity (including but not limited to affiliation, merger, acquisition or consolidation) which operates a business similar to or the same as that of Merchant or any of its Guarantor(s), such new or existing entity shall be deemed to have expressly assumed Merchant’s and such Guarantor’s obligations due to Funder under this Agreement. Funder shall be deemed to have been granted an irrevocable power of attorney over any such new or existing entity to file any and all financing statements required under the Uniform Commercial Code. Without limiting the generality of foregoing, security interest granted hereby by Guarantor(s) shall extend to payments and performance of all present and future debts, liabilities and obligations of Guarantor(s) to Funder hereunder including, without limitation, under, in connection with or relating to the Guaranty of Performance (as defined below).

Funder shall be held harmless by Merchant and each Owner/Guarantor(s) and be relieved of any liability as a result of any such authentication and filing of any such financing statement or the resulting perfection of its ownership rights or security interests in such entity’s assets. Funder shall have the right at any time to notify Merchant’s and such other entity’s, as applicable, payors or account debtors (as defined by the UCC) of Funder’s rights, including without limitation, Funder’s right to collect all accounts, and to notify any payment card processor or creditor of such entity that Funder has such rights in such entity’s assets. Merchant and Guarantor(s) also agree that, at the Funder’s discretion, Funder may choose to amend any existing financing statement to include any such newly formed entity as debtor. This security interest may be exercised by Funder without notice or demand of any kind, including but not limited to, by making an immediate withdrawal or freezing the Secured Assets.

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Pursuant to Article 9 of the Uniform Commercial Code, as amended from time to time, Funder has control over and may direct the disposition of the Secured Assets, without further consent of Merchant or Guarantor(s). Merchant and Guarantor(s) hereby represent and warrant that no other person or entity has a security interest in the Secured Assets except as set forth in this Agreement. With respect to such security interests and liens, Funder will have all rights afforded under the Uniform Commercial Code, any other applicable law and in equity. Merchant and Guarantor(s) will obtain from Funder written consent prior to granting a security interest of any kind in the Secured Assets to a third party. Merchant and Guarantor(s) (s) agree(s) that this is a contract of recoupment and Funder is not required to preserve its rights to this Agreement by seeking automatic stay relief under the Bankruptcy Code and Merchant and Guarantor(s) shall not contest any efforts by Funder to protect and preserve its rights under the Bankruptcy Code. Merchant and Guarantor(s)(s) agree(s) to execute and deliver to Funder such instruments and documents Funder may reasonably request (including the execution of any account control agreements) and take any action in connection with this Agreement as Funder deems necessary to perfect, maintain and confirm Funder’s first priority security interest in the Secured Assets and additional collateral, the lien, and right of set off set forth in this Agreement. Funder is authorized to execute all such instruments and documents in Merchant’s and Guarantor(s)(s) name.

Merchant and Guarantor(s)(s) each acknowledge and agree that any security interest granted to Funder under any other agreement between Merchant or Guarantor(s)(s) and Funder (the “Cross-Collateral”) will secure the obligations hereunder and under the Revenue Purchase Agreement. Merchant and Guarantor(s)(s) each hereby authorizes Funder to file any financing statements deemed necessary by Funder to perfect or maintain Funder’s security interest. Funder disclaims any security interest in household goods of Guarantor, in which Funder is forbidden by law from taking a security interest.

Merchant and Guarantor(s)(s) shall be liable for, and Funder may charge and collect, all costs and expenses, including but not limited to attorney’s fees, which may be incurred by Funder in protecting, preserving and enforcing Funder’s security interest and rights.

Negative Pledge. Merchant and Guarantor(s)(s) each agrees not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Secured Assets or the additional collateral, as applicable.

Consent to Enter Premises and Assign Lease. Funder shall have the right to cure Merchant’s default in the payment of rent on the following terms. In the event Merchant is served with papers in an action against Merchant for nonpayment of rent or for summary eviction, Funder may execute its rights and remedies under the assignment of lease. Merchant also agrees that Funder may enter into an agreement with Merchant’s landlord giving Funder the right: (a) to enter Merchant’s premises and to take possession of the fixtures and equipment therein for the purpose of protecting and preserving same; and/or (b) to assign Merchant’s lease to another qualified business capable of operating a business comparable to Merchant’s at such premises.

Remedies. Upon any Event of Default, Funder may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce, or satisfy any obligations then owing to Funder, whether by acceleration or otherwise.

GUARANTY OF PERFORMANCE

As an additional inducement for Funder to enter into the Revenue Purchase Agreement, the undersigned Guarantor(s)(s) hereby provides Funder with this Guaranty. Guarantor(s)(s) will not be personally liable for any amount due under the Revenue Purchase Agreement unless Merchant commits an Event of Default pursuant to Section 3.1 of the Revenue Purchase Agreement. Each Guarantor(s) shall be jointly and severally liable for all amounts owed to Funder in the Event of Default. Guarantor(s) (s) guarantee Merchant’s good faith, truthfulness and performance of all of the representations, warranties, covenants made by Merchant in this Agreement including the Merchant’s full and timely delivery of the Purchased Amount pursuant to (and limited by) the Revenue Purchase Agreement, in each case as each may be renewed, amended, extended or otherwise modified (the “Guaranteed Obligations”). Guarantor(s)’s obligations are due at the time of any breach by Merchant of any representation, warranty, or covenant made by Merchant in the Agreement.

Guarantor(s) Waivers. In the event of a breach of the above, Funder may seek recovery from Guarantor(s)s for all of Funder’s losses and damages by enforcement of Funder’s rights under this Agreement without first seeking to obtain payment from Merchant, any other Guarantor(s), or any Secured Assets or additional collateral Funder may hold pursuant to this Agreement or any other guaranty. In addition, Sections 4.5, 4.10 and 4.11 in the Revenue Purchase Agreement Terms and Conditions are expressly reiterated in the Security Agreement and the Guaranty of Performance herein. Funder is not required to notify Guarantor(s) of any of the following events and Guarantor(s) will not be released from its obligations under this Agreement if it is not notified of: (i) Merchant’s failure to pay timely any amount required under the Revenue Purchase Agreement; (ii) any adverse change in Merchant’s financial condition or business; (iii) any sale or other disposition of any collateral securing the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations; (iv) Funder’s acceptance of this Agreement; and (v) any renewal, extension or other modification of the Revenue Purchase Agreement or Merchant’s other obligations to Funder. In addition, Funder may take any of the following actions without releasing Guarantor(s) from any of its obligations under this Agreement: (i) renew, extend or otherwise modify the Revenue Purchase Agreement or Merchant’s other obligations to Funder; (ii) release Merchant from its obligations to Funder; (iii) sell, release, impair, waive or otherwise fail to realize upon any collateral securing the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations; and (iv) foreclose on any collateral securing the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations in a manner that impairs or precludes the right of Guarantor(s) to obtain reimbursement for payment under this Agreement. Until the Purchased Amount and Merchant’s other obligations to Funder under the Revenue Purchase Agreement including this Security Agreement are paid in full, Guarantor(s) shall not seek reimbursement from Merchant or any other Guarantor(s) for any amounts paid by it under this Agreement. Guarantor(s) permanently waives and shall not seek to exercise any of the following rights that it may have against Merchant, any other Guarantor(s), or any collateral provided by Merchant or any other Guarantor(s), for any amounts paid by it, or acts performed by it, under this Agreement: (i) subrogation; (ii) reimbursement; (iii) performance; (iv) indemnification; or (v) contribution.

In the event that Funder must return any amount paid by Merchant or any other Guarantor(s) of the Guaranteed Obligations because that person has become subject to a proceeding under the United States Bankruptcy Code or any similar law, Guarantor(s)’s obligations under this Agreement shall continue and survive throughout the bankruptcy proceeding and after the proceeding has closed. Guarantor(s) acknowledges that: (i) He/She is bound by the Class Action Waiver provision in the Revenue Purchase Agreement Terms and Conditions; (ii) He/She understands the seriousness of the provisions of this Agreement; (iii) He/She has had a full opportunity to consult with counsel of his/her choice; and (iv) He/ She has consulted with counsel of its choice or has decided not to avail himself/herself of that opportunity.

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This Security Agreement and the Guaranty of Performance shall be governed by and construed in accordance with the laws of the state of New York, without regards to any applicable principals of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Funder so elects, be instituted in the Supreme Court of the State of New York, (the “Acceptable Forums”). Merchant and Guarantor(s) agree that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Merchant and Guarantor(s) agree that the Acceptable Forums are convenient to it, and submit to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Merchant and Guarantor(s) waive any right to oppose any motion or application made by Funder to transfer such proceeding to an Acceptable Forum.

The Merchant and Guarantor acknowledge that they have read Sections 4.5 and 4.12 in the Revenue Purchase Agreement Terms and Conditions in its entirety and understand that they are agreeing with the Arbitration Agreement and waiving their rights to formal Service of Process including but not limited to personal service and will accept process of any Summons and Complaint or other legal process by first class mail and/or email to the respective Mailing Address and/or Email Address on Page 1 of the Agreement.

BY SIGNING THIS AGREEMENT IN THE SPACE PROVIDED BELOW, YOU AGREE TO THE TERMS OF THE AGREEMENT, INCLUDING THE ARBITRATION CLAUSE.

MERCHANT(S)

FOR ALL MERCHANT(s) (#1) By:	FOR THE MERCHANT (#2) By:

BHASKAR CHANDRA PANIGRAHI
Print Name and Title	Print Name and Title

###-##-####
SSN#	SSN#

/s/ BHASKAR CHANDRA PANIGRAHI
Signature	Signature

GUARANTOR(S)

BY GUARANTOR (#1) By:	BY GUARANTOR (#1) By:

BHASKAR CHANDRA PANIGRAHI
Print Name and Title	Print Name and Title

###-##-####
SSN#	SSN#

/s/ BHASKAR CHANDRA PANIGRAHI
Signature	Signature

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APPENDIX A - THE FEE STRUCTURE:

A. Underwriting Fee $ 2,588.00       to cover the underwriting and related expenses shall be deducted from the Purchase Price.

B. Origination Fee $2,588.00         to cover the cost of Origination and ACH Setup shall be deducted from the Purchase Price.

C. NSF Fee $35. When merchant fails to provide advanced notice of an NSF.

D. Rejected ACH/Blocked ACH/Default Fee: $5,000. When Merchant blocks the Account from our ACH debit, directs their bank to reject our ACH debit, or changes their designated bank Account, or engages in any other Default of the Agreement.

E. Bank Change Fee $50.00. When Merchant requires a change of Bank Account to be Debited, requiring us to adjust our system.

F. Wire Fee - Each Merchant shall receive their funding electronically to their designated bank account and will be charged $50.00 for a Fed Wire or $0.00 for a bank ACH. Wire Fee shall be deducted from the Purchase Price.

FOR ALL MERCHANT(s) (#1) By:	FOR ALL MERCHANT(s) (#2) By:

BHASKAR CHANDRA PANIGRAHI
Print Name and Title	Print Name and Title

/s/ BHASKAR CHANDRA PANIGRAHI
Signature	Signature

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APPENDIX B - Merchant’s Legal Names:

BOURQUE HEATING & COOLING CO INC / BOURQUE HEATING & COOLING CO. / BOURQUE / 35 BUXTON STREET REALTY, LLC / AVANTI FAMILY LLC / CONNECTM TECHNOLOGY SOLUTIONS INC. / CAMBRIDGE ENERGY RESOURCES, INC. / KEEN ENERGY TECHNOLOGIES LLC / AIRFLOW SERVICE COMPANY / DESIGNED TEMPERATURES, INC. / CONNECTM FLORIDA RE LLC / CAZEAULT SOLAR & HOME LLC / AURAI LLC / BLUE SKY ELECTRIC, INC. / FLORIDA SOLAR PRODUCTS, INC. / AVANTI HOLDINGS LLC / CAMBRIDGE ENERGY HOLDINGS, LLC / CONNECTM BABIONE LLC / CONNECTM DE LLC / ABSOLUTELY COOL AIR CONDITIONING LLC

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AUTHORIZATION AGREEMENT FOR DIRECT DEPOSIT (ACH CREDIT) AND DIRECT PAYMENTS (ACH DEBITS)

Merchant:	BOURQUE HEATING & COOLING CO., INC.
(Merchant’s Legal Name)

Revenue Purchase Agreement: Revenue Purchase Agreement between Funder and Merchant, dated as of	11/04/2025
(Month) (Day) (Year)

Designated Checking Account:

Bank Name:	CAPE CODE 5	Branch:

Tax ID:	04-3446912

ABA: Routing:	211371078	DDA: Account:	898003322

Capitalized terms used in this Authorization Agreement without definition shall have the meanings set forth in the Revenue Purchase Agreement By signing below, Merchant attests that the Designated Checking Account was established for business purposes and not primarily for personal, family or household purposes. This Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits) is part of (and incorporated by reference into) the Revenue Purchase Agreement. Merchant should keep a copy of this important legal document for Merchant’s records.

DISBURSEMENT OF ADVANCE PROCEEDS. By signing below, Merchant authorizes Funder to disburse the Advance proceeds less the amount of any applicable fees upon Advance approval by initiating ACH credits to the Designated Checking Account, in the amounts and at the times specified in the Revenue Purchase Agreement. By signing below, Merchant also authorizes Funder to collect amounts due from Merchant under the Revenue Purchase Agreement by initiating ACH debits to the Designated Checking Account, as follows:

In the amount of: $$5,025.00     (Or) Percentage of each Banking Deposit:   9      % On the Following Day(s): TUESDAY

If the Payment Frequency is weekly, Funder may alter the Payment Frequency from weekly to daily upon Funder’s sole determination that an Event of Default occurred or Merchant missed a Remittance. By signing below, Merchant also authorizes Funder to collect amounts due from Merchant under the Revenue Purchase Agreement by initiating ACH debits to the Designated Checking Account, as follows:

In the amount of: $1,005.00    Or) Percentage of each Banking Deposit:   9        % On the Following Day(s):

Monday  Tuesday Wednesday Thursday  Friday

If any payment date falls on a weekend or holiday, I understand and agree that the payment may be executed on the next business day. If a payment is rejected by Merchant’s financial institution for any reason, including without limitation insufficient funds, Merchant understands that Funder may, at its discretion, attempt to process the payment again as permitted under applicable ACH rules. Merchant also authorizes Funder to initiate ACH entries to correct any erroneous payment transaction. Merchant also authorizes Funder or its affiliates and servicer to collect amounts due. In the event of default, Merchant authorizes Funder to collect the full Purchased Amount balance plus any applicable fees due from the Merchant under the Revenue Purchase Agreement by initiating either a single or multiple ACH debits to the Designated Checking Account.

MISCELLANEOUS. Funder is not responsible for any fees charged by Merchant’s bank as the result of credits or debits initiated under this Authorization Agreement. The origination of ACH debits and credits to the Designated Checking Account must comply with applicable provisions of state and federal law, and the rules and operating guidelines of NACHA (formerly known as the National Automated Clearing House Association). This Authorization Agreement is to remain in full force and effect until Funder has received written notification from Merchant at the address set forth below at least 5 banking days prior to its termination to afford Funder a reasonable opportunity to act on it. The individual signing below on behalf of Merchant certifies that he/she is an authorized signer on the Designated Checking Account. Merchant will not dispute any ACH transaction initiated pursuant to this Authorization Agreement, provided the transaction corresponds to the terms of this Authorization Agreement. Merchant requests the financial institution that holds the Designated Checking Account to honor all ACH entries initiated in accordance with this Authorization Agreement.

Merchant	Date

BOURQUE HEATING & COOLING CO., INC.	11/04/2025
(Merchant’s Legal Name)	(Month) (Day) (Year)

Director
Title

BHASKAR CHANDRA PANIGRAHI	/s/ BHASKAR CHANDRA PANIGRAHI
Print Name	(Signature)

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BANK LOGIN INFORMATION

Dear Merchant,

Thank you for accepting this offer from NewCo Capital Group® VI LLC. We look forward to being your funding partner for as long as you need.

Daily ACH Program:

Funder will also require viewing access to your bank account, prior to funding, as part of our underwriting process.

You must update us with any changes to the login information within 48 Hours.

Please fill out the form below with the information necessary to access your account.
* Be sure to indicate capital or lowercase letters.

Name of Bank	Username

Bank portal website	Password

Security Question 1	Security Answer 1

Security Question 2	Security Answer 2

Security Question 3	Security Answer 3

Any other information necessary to access your account:

MERCHANT/OWNER NAME	Date

BHASKAR CHANDRA PANIGRAHI	11/04/2025
Print Name and Title	(Month) (Day) (Year)

/s/ BHASKAR CHANDRA PANIGRAHI
Signature

Initial	/s/ BCP

DISBURSEMENT AUTHORIZATION

MERCHANT:	BOURQUE HEATING & COOLING CO., INC.

FUNDER:	NEWCO CAPITAL GROUP® VI LLC (“NCG”)

FUNDING AMOUNT:	$ 150,000.00

DATE:	11/04/2025

The undersigned hereby authorizes to make the following NEWCO CAPITAL GROUP® VI LLC (“NCG”) deductions from proceeds and/or draw the following checks from the Funded Amount in accordance with the terms of the Receivables Purchase Agreement.

Deductions:

$0.00	Payoff to	NEWCO CAPITAL GROUP® VI LLC (“NCG”)

$0.00	Payoff to	-

$2,588.00	Underwriting Fee

$2,588.00	Origination Fee

$50.00	Wire Fee

Total Deductions: $	5,226.00

Net Amount Funded: $	144,774.00

IN WITNESS WHEREOF, this Disbursement Authorization has been duly executed by the undersigned as of the day and year first above written.

MERCHANT:	BOURQUE HEATING & COOLING CO., INC.

NAME:	BHASKAR CHANDRA PANIGRAHI

Initial	/s/ BCP